EXHIBIT 99.1

THE RITZ-CARLTON SARASOTA RESORT

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Independent Auditor’s Report
The Members of SLAB L.L.C.

We have audited the accompanying financial statements of The Ritz-Carlton Sarasota Resort, which comprise the balance sheet as of December 31, 2017, and the related statements of operations, changes in owner’s equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Ritz-Carlton Sarasota Resort as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Squar Milner LLP

Newport Beach, California
April 3, 2018

THE RITZ-CARLTON SARASOTA RESORT
BALANCE SHEET
DECEMBER 31, 2017

Assets:
Investment in resort property, net	$96,350,504
Cash	2,328,490
Cash reserve for resort improvements	2,859,062
Accounts receivable, net	4,203,226
Inventories	674,083
Prepaid expenses and other assets	444,246
Total assets	$106,859,611

Liabilities and Owner's Equity:
Liabilities
Mortgage loan payable	$23,883,444
Accounts payable and accrued expenses	12,864,476
Refundable membership deposits	18,627,400
Membership fees deferred income	2,699,905
Distribution payable	1,437,074
Other liabilities	314,805
Total liabilities	59,827,104

Owner's equity	47,032,507
Total liabilities and owner's equity	$106,859,611

See accompanying notes to financial statements

THE RITZ-CARLTON SARASOTA RESORT
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017

Revenues:
Rooms	$27,610,310
Food and beverage	22,572,737
Membership dues and joining fees	4,837,021
Other departmental revenue	8,423,089
Total department revenues	63,443,157

Expenses:
Rooms	7,095,904
Food and beverage	15,764,873
Other operating expenses	22,975,548
Depreciation	6,415,919
Management fees	2,524,123
Interest	801,505
Property tax	1,324,896
Total expenses:	56,902,768

Net income	$6,540,389

See accompanying notes to financial statements

THE RITZ-CARLTON SARASOTA RESORT
STATEMENT OF CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2017

Balance as of December 31, 2016	$49,153,654
Net distributions	(8,661,536)
Net income	6,540,389
Balance at December 31, 2017	$47,032,507

See accompanying notes to financial statements

THE RITZ-CARLTON SARASOTA RESORT
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2017

Cash flows from operating activities:
Net income	$6,540,389
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	6,415,919
Changes in operating assets and liabilities:
Accounts receivable	(1,291,842)
Prepaid expenses and other assets	(620)
Inventories	(82,719)
Accounts payable and accrued expenses	1,928,626
Other liabilities	57,458
Refundable membership deposits	(228,250)
Membership fees deferred income	(10,398)
Net cash provided by operating activities	13,328,563

Cash flows from investing activities:
Additions to investment in resort property	(1,968,200)
Change in cash reserve for resort improvements	(1,238,031)
Proceeds from disposal of fixed assets	53,183
Net cash used in investing activities	(3,153,048)

Cash flows from financing activities:
Net distributions	(8,278,462)
Repayments of mortgage loan	(1,086,365)
Net cash used in financing activities	(9,364,827)

Net increase in cash	810,688

Cash, beginning of year	1,517,802
Cash, end of year	$2,328,490

Supplemental disclosure of cash flow information:
Cash paid for interest	$801,505

See accompanying notes to financial statements

THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017

(1)    Organization
The Ritz-Carlton Sarasota (the Resort) contains 266 hotel rooms, a 26,000 square foot Beach Club with 410 feet of beachfront, a private Golf Club, a 15,000 square foot Ritz-Carlton Spa Club, eight food and beverage outlets, 29,000 square feet of flexible indoor meeting space, two outdoor pools, a fitness club, lighted tennis courts, and the Ritz Kids Club. The Resort is operated under an agreement with The Ritz-Carlton Hotel Company, LLC (Note 7). All amounts used to describe the Resort such as number of rooms and square footage of the facilities are presented on an unaudited basis.
The Resort is owned by SLAB L.L.C. (the Owner), an Oklahoma limited liability company, and under contract to sell (Note 8).
(2)    Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared on the historical cost basis of accounting in accordance with U.S. generally accepted accounting principles.
The accompanying financial statements of the Ritz-Carlton Sarasota Resort have been derived from the accounting records of the Owner on a carve-out basis as of and for the year ended December 31, 2017. The Ritz-Carlton Resort carve out financial statements reflect the assets, liabilities, revenues and expenses directly attributable to the Resort, as well as allocations deemed reasonable by management, to present the financial position, results of its operations and its cash flows on a stand-alone basis. The carve-out financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had The Ritz-Carlton Sarasota been a separate entity.
Investment in Resort Property, Net
Investment in Resort property is carried at cost less accumulated depreciation. Investment in Resort property also include amounts capitalized for the Resort’s allocated portion of capital expenditures incurred related to the Resort’s interest in the general common elements in certain condominium associations. Maintenance and repair expenses are charged to operations as incurred. Significant betterments and improvements of the Resort are capitalized.
Depreciation is provided using straight-line method over the estimated useful life of each asset, which ranges as follows:

Building and improvements	7 to 40 years
Furniture, fixtures and equipment	5 to 7 years
Cash
Cash with any one institution may be or may have been in excess of federally insured limits then in place.
Accounts Receivable, Net
Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and meeting space and utilize hotel services as well as membership receivables. An allowance for doubtful accounts for estimated losses on uncollectible accounts receivable is maintained, if necessary. As of December 31, 2017, an allowance for doubtful accounts of $26,663 was recorded. Accounts receivable balances are written off when a customer indicates an inability to pay and all collection efforts have been exhausted.

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THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2017

Inventories
Inventories consist of food and beverage items as well as souvenir gifts. Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market value.
Mortgage Loan Payable
The mortgage loan payable is recorded based on the amount at which the liability could be settled (either transferred or repaid) based on contractual terms.
Membership fees and deposits
Memberships to the Resort’s Ritz-Carlton Members Club are offered to the public providing access to the Club’s private facilities. New members pay a nonrefundable joining fee, plus membership dues, fees and charges established by the Resort. The club also offers refundable membership deposit plans. Refundable membership deposits are refunded from new joining fees and deposits or paid by the Resort 30 years after the date of original issue, without interest, whichever first occurs. Pursuant to the Operating Agreement between the Owner and the Resort (refer to Note 7), refundable membership deposits and non-refundable joining fees are paid directly to the Owner and the annual dues are paid directly to the Resort. Refundable membership deposits are recorded as a liability on the accompanying balance sheet until they are refunded to the members. Non-refundable joining fees are recorded as deferred income when received and recognized as revenue over the average term of a member of approximately six years.
Fair Value of Financial Instruments
The Resort’s financial instruments, accounts receivable, accounts payable and accrued expenses, and other working capital items, are short term in nature and, accordingly, their carrying amounts approximate their fair value at December 31, 2017.
Advertising and Promotion Costs
Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for advertising and general and administrative expenses that are directly attributable to advertising and promotions. Advertising and promotion expenses amounted to nearly $687,000 in the year ended December 31, 2017.
Revenue Recognition
The Resort recognizes operating revenue on an accrual basis, when deemed earned, consistent with the Resort’s operations. Operating revenue consists of income earned for hotel rooms, food and beverage, membership dues and joining fees, and other departmental revenue such as spa services. Rental income is recognized on an accrual basis in accordance with the terms of the underlying lease agreement. Department expenses include costs for food and beverage as well as other costs incurred in providing services. Sales taxes are presented net of revenue on the financial statements.
Income Taxes
No provision for federal and state income taxes has been made in the accompanying financial statements as the liability for such taxes is primarily that of the Owner rather than the Resort, as the Resort is not a legal entity. In certain instances, the Resort may be subject to certain state and local taxes which are not material to the financial statements.
Risks and Uncertainties
In the normal course of business, the Resort encounters economic risk, including credit risk and market risk.

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THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2017

Use of Estimates
Management of the Resort makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Recently Adopted Accounting Pronouncements
In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)” (“ASU No. 2014-15”), which requires management to evaluate an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued, when applicable). The evaluation requires management to perform two steps. Management must first evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern (step 1).
If management concludes that substantial doubt is raised, management also is required to consider whether its plans alleviate that doubt (step 2). Disclosures in the notes to the financial statements are required if management concludes that substantial doubt exists or that its plans alleviate substantial doubt that was raised. The amendments in this Update are effective for the annual period ending after December 15, 2017, and for annual periods and interim periods thereafter. Management has performed Step 1 of this process and determined that there is no substantial doubt about the Resort’s ability to continue as a going concern. The Resort has adopted this standard effective January 1, 2017, and the adoption of this standard did not have any impact on the Resort’s financial position, results of operations or cash flows.
Recently Issued Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 is a comprehensive new revenue recognition model, which requires a company to recognize revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration the company expects to receive in exchange for those goods or services. The update will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU 2015-14, Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date, which defers the effective date to fiscal periods beginning after December 15, 2017. The standard permits the use of either the retrospective or cumulative effect (modified) transition method. Based on the Resort’s assessment of this standard, it will not materially affect the amount or timing of revenue recognition for revenues from room, food and beverage, and other hotel level sales. The Resort will continue to evaluate the related disclosure requirements.
In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”), which will require lessees to put most leases on their balance sheets but recognize expenses in the income statement in a manner similar to today’s accounting.
The leasing guidance also eliminates today’s real estate-specific provisions and changes the guidance on sale-leaseback transactions, initial direct costs and lease executory costs for all entities. For lessors, the standard modifies the classification criteria and the accounting for sales-type and direct financing leases. All entities will classify leases to determine how to recognize lease-related revenue and expense. Classification will continue to affect amounts that lessors record on the balance sheet. ASU No. 2016-02 will become effective during the first quarter of 2019, and will require a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Resort is currently evaluating the impact that ASU No. 2016-02 will have on its financial statements, and, other than the inclusion of operating leases on the Resort’s balance sheet, such effects have not yet been determined.

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THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2017

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which will replace today’s “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. In addition, entities will have to disclose significantly more information, including information they use to track credit quality by year of origination for most financing receivables. ASU No. 2016-13 is effective during the first quarter of 2020. ASU No. 2016-13 will require a modified retrospective approach, with early adoption permitted during the first quarter of 2019. The Resort does not believe that the adoption of ASU No. 2016-13 will have a material impact on its financial statements.
In September 2016, the FASB issued Accounting Standards Update No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU No. 2016-15”), which clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows. ASU No. 2016-15 addresses certain issues where diversity in practice was identified. It amends existing guidance, which is principles based and often requires judgment to determine the appropriate classification of cash flows as operating, investing or financing activities. In addition, ASU No. 2016-15 clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. ASU No. 2016-15 is effective during the first quarter of 2018, and will generally require a retrospective approach. Early adoption is permitted. The Resort does not believe that the adoption of ASU No. 2016-15 will have a material effect on its financial statements.
(3)    Investment in Resort Property, Net
Investment in resort property, net consisted of the following at December 31, 2017:

December 31, 2017
Land	$17,560,391
Building and improvements	146,384,222
Furniture, fixtures and equipment	30,555,606
194,500,219
Less accumulated depreciation	(98,149,715)
Investment in resort property, net	$96,350,504
Depreciation expense was $6,415,919 for the year ended December 31, 2017.

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THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2017

(4)    Lease Commitments
All leases have been classified as operating leases and provide for fixed minimum rent. For those leases in which the Resort is a lessee, the approximate minimum lease payments to be made in the future under operating lease agreements are as follows:

Amounts
Year:
2018	$86,172
2019	82,769
2020	72,990
2021	48,179
2022	48,179
Thereafter	2,541,475
Total	$2,879,764
Lease expense, which also includes month-to-month operating leases, was $165,313 for the year ended December 31, 2017.
For the operating lease agreement in which the Resort is a lessor, the approximate minimum lease payments to be received in the future, which are included in the “Other departmental revenue,” are as follows:

Amounts
Year:
2018	$117,700
2019	88,275
Total	$205,975
Lease income earned for the year ended December 31, 2017 was approximately $123,000.
(5)    Mortgage Loan Payable
Mortgage loan payable outstanding to BancFirst at December 31, 2017 amounted to $23,883,444. The maturity date of this loan is October 1, 2022. Interest is accrued and payable monthly at LIBOR plus 2.20%. At December 31, 2017, the interest rate was 3.57%. Interest expense for the year ended December 31, 2017 was $801,505.
The mortgage principal and interest payments are paid by the Owner on behalf of the Resort.
(6)    Commitments and Contingencies
The Resort is or may be subject to a variety of claims or legal actions arising in the ordinary course of business. The outcomes of such claims are not expected to have a material adverse effect on the Resort’s financial position, results of operations, or liquidity.
The Resort generally carries such insurance coverages which might include commercial liability, fire, flood, earthquake, environmental, extended coverage, and rental loss insurance with policy specifications. The Resort believes that the limits and deductibles within these policies are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and industry practice, including the use of master policies and coverages covering multiple properties. There are, however, certain types of environmental extraordinary losses (such as bio‑terrorism) that may be either uninsurable or not economically insurable.

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THE RITZ-CARLTON SARASOTA RESORT
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2017

(7)    Operating Agreement
On January 1, 2015, the Owner entered into the Consolidated Amended and Restated Operating Agreement (Operating Agreement) with The Ritz-Carlton Hotel Company, LLC (the Operator) to manage and operate the Resort, which was amended December 19, 2017. The Operating Agreement expires December 31, 2030 with two extension options of ten fiscal years each. The Operating Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash flow (as defined). Pursuant to the terms of the Operating Agreement, the Operator manages and operates the Resort for the Owner and provides the Resort with various services and supplies, including marketing, reservations, and insurance. Base management fee and incentive management fee were $1,869,683 and $654,440, respectively, for the year ended December 31, 2017 and are included in management fees in the accompanying statement of operations.
The Operator is responsible for maintaining the Resort’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Operating Agreement, the Operator is responsible for funding an escrow account (the FF&E Reserve) with 5% of the Resort’s gross revenue, as defined in the Operating Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Resort. The purchase of furniture, fixtures, and equipment or payment of capital expenditures reduces the FF&E Reserve. At December 31, 2017, the FF&E Reserve balance was $2,859,062 and is included in the assets section in the accompanying balance sheet.
Pursuant to the Operating Agreement, after payment of gross operating expenses (as defined), Management’s fees (as discussed above), and the transfer to the FF&E Reserve, Operator shall remit to Owner on or before the twentieth day of each calendar month any balance in the Operating Account (as defined), less needed working capital (as defined). As of December 31, 2017, there was a distribution payable of $1,437,074, included in the liabilities section in the accompanying balance sheet, for this payment due to Owner related to the excess balance for the month ended December 31, 2017.
Furthermore, generally the Owner pays for certain expenses on behalf of the Resort, including mortgage payments and property taxes. Also, the Owner receives membership deposits and membership joining fees directly.
(8)    Subsequent Events
Pursuant to the Purchase and Sale Agreement by and between SLAB, L.L.C. as seller and Ashford Sarasota LP as purchaser, signed on December 27, 2017, the Resort was under contract to sell for a purchase price of $182 million with an expected closing date of April 4, 2018. The Resort is expected to continue to be branded and managed by The Ritz-Carlton Hotel Company, LLC.
The Resort has evaluated subsequent events from December 31, 2017 through April 3, 2018, the date at which the financial statements were available to be issued, and determined that there are no other items to disclose.

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